TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES

Exhibit 12.1

Ratios of Earnings to Fixed Charges
(in thousands, except ratios)

	Six Months Ended Ended June 30,
	2010	2009

Income from continuing operations before income from equity investees (1)	$8,514	$56,831

Add:
Distributed income of unconsolidated joint ventures	414	360
Amortization of previously capitalized interest	245	234
Interest expense	22,041	20,774
Interest portion of rent expense	813	756

Earnings available for fixed charges	$32,027	$78,955

Fixed charges:
Interest expense	$22,041	$20,774
Capitalized interest and capitalized amortization of debt issue costs	535	87
Interest portion of rent expense	813	756
Total fixed charges	$23,389	$21,617

Ratio of earnings to fixed charges	1.4	3.7

(1) Income from continuing operations before income from equity investees and noncontrolling interest for the six months ended June 30, 2010 includes: a $6.2 million loss on the termination of two interest rate swap agreements. Income from continuing operations before income from equity investees and noncontrolling interest for the six months ended June 30, 2009 includes: a $10.5 million gain on early extinguishment of debt from an exchange offer of common shares for convertible debt and a $31.5 million gain on acquisition of previously held unconsolidated joint venture interest.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES

Ratios of Earnings to Combined Fixed Charges and Preferred Dividends
(in thousands, except ratios)

	Six Months Ended Ended June 30,
	2010	2009

Income from continuing operations before income from equity investees (1)	$8,514	$56,831

Add:
Distributed income of unconsolidated joint ventures	414	360
Amortization of previously capitalized interest	245	234
Interest expense	22,041	20,774
Interest portion of rent expense	813	756

Earnings available for fixed charges and preferred dividends	$32,027	$78,955

Fixed charges:
Interest expense	$22,041	$20,774
Capitalized interest and capitalized amortization of debt issue costs	535	87
Interest portion of rent expense	813	756
Total fixed charges	$23,389	$21,617

Preferred dividends	2,813	2,813

Total fixed charges and preferred dividends	$26,202	$24,430

Ratio of earnings to fixed charges and preferred dividends	1.2	3.2

(1) Income from continuing operations before income from equity investees and noncontrolling interest for the six months ended June 30, 2010 includes: a $6.2 million loss on the termination of two interest rate swap agreements. Income from continuing operations before income from equity investees and noncontrolling interest for the six months ended June 30, 2009 includes: a $10.5 million gain on early extinguishment of debt from an exchange offer of common shares for convertible debt and a $31.5 million gain on acquisition of previously held unconsolidated joint venture interest.

TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Ratios of Earnings to Fixed Charges
(in thousands, except ratios)

	Six Months Ended Ended June 30,
	2010	2009

Income from continuing operations before income from equity investees (1)	$8,514	$56,831

Add:
Distributed income of unconsolidated joint ventures	414	360
Amortization of previously capitalized interest	245	234
Interest expense	22,041	20,774
Interest portion of rent expense	813	756

Earnings available for fixed charges	$32,027	$78,955

Fixed charges:
Interest expense	$22,041	$20,774
Capitalized interest and capitalized amortization of debt issue costs	535	87
Interest portion of rent expense	813	756
Total fixed charges	$23,389	$21,617

Ratio of earnings to fixed charges	1.4	3.7

(1) Income from continuing operations before income from equity investees and noncontrolling interest for the six months ended June 30, 2010 includes: a $6.2 million loss on the termination of two interest rate swap agreements. Income from continuing operations before income from equity investees and noncontrolling interest for the six months ended June 30, 2009 includes: a $10.5 million gain on early extinguishment of debt from an exchange offer of common shares for convertible debt and a $31.5 million gain on acquisition of previously held unconsolidated joint venture interest.

TANGER PROPERTIES LIMITED PARTNERSHIP AND SUBSIDIARIES

Ratios of Earnings to Combined Fixed Charges and Preferred Distributions
(in thousands, except ratios)

	Six Months Ended
	Ended June 30,
	2010	2009

Income from continuing operations before income from equity investees (1)	$8,514	$56,831

Add:
Distributed income of unconsolidated joint ventures	414	360
Amortization of previously capitalized interest	245	234
Interest expense	22,041	20,774
Interest portion of rent expense	813	756

Earnings available for fixed charges and preferred dividends	$32,027	$78,955

Fixed charges:
Interest expense	$22,041	$20,774
Capitalized interest and capitalized amortization of debt issue costs	535	87
Interest portion of rent expense	813	756
Total fixed charges	$23,389	$21,617

Preferred distributions	2,813	2,813

Total fixed charges and preferred distributions	$26,202	$24,430

Ratio of earnings to fixed charges and preferred distributions	1.2	3.2

(1) Income from continuing operations before income from equity investees and noncontrolling interest for the six months ended June 30, 2010 includes: a $6.2 million loss on the termination of two interest rate swap agreements. Income from continuing operations before income from equity investees and noncontrolling interest for the six months ended June 30, 2009 includes: a $10.5 million gain on early extinguishment of debt from an exchange offer of common shares for convertible debt and a $31.5 million gain on acquisition of previously held unconsolidated joint venture interest.